EXHIBIT 99.1

Edgewater Reports Sequential Service Revenue Growth

21% Year-Over-Year Organic Service Revenue Growth and $1.3 Million in Operating Cashflow

WAKEFIELD, Mass., Nov. 3, 2010 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com, "Edgewater" or the "Company"), a consulting firm that brings a synergistic blend of specialty services to its clients in the areas of business advisory, analytics, data management and technology, today announced financial results for its third quarter ended September 30, 2010.

Third Quarter Results

Financial results and utilization for the quarter ended September 30, 2010:

  Total revenue increased 81.6%, to $21.4 million, compared to $11.8 million in the third quarter of 2009. Reported total revenue for the quarter excludes $220 thousand and $659 thousand in deferred service and software revenue, respectively, delivered in the third quarter, but deferred in connection with revenue recognition policies;
  Service revenue increased 66.6%, to $18.1 million, compared to $10.9 million in the third quarter of 2009;
  Gross profit was $7.8 million, or 36.6% of total revenue, compared to $4.2 million, or 35.6% of total revenue in the third quarter of 2009. Our third quarter of 2010 gross profit excludes incremental gross profit of $546 thousand related to the above described deferral of service and software revenue;
  Gross profit margin related to service revenue was 38.9%, compared to 38.6% in the third quarter of 2009;
  Utilization was 75.0%, compared to 65.1% during the third quarter of 2009;
  Net loss was $(22.7) million, or $(1.86) per diluted share, compared to a net loss of $(249) thousand, or $(0.02) per diluted share, in the third quarter of 2009. Our 2010 third quarter net loss was primarily impacted by a non-cash charge of $21.9 million in connection with an increase to our previously established deferred tax valuation allowance;
  Adjusted EBITDA amounted to $389 thousand, or 1.8% of total revenue and $0.03 per diluted share, compared to an adjusted EBITDA of $84 thousand, or $0.01 per diluted share, during the third quarter of 2009. As discussed above, our third quarter Adjusted EBITDA was impacted as a result of the deferral of service and software revenue and the deferral of the associated gross margin contribution; and
  Cash flow provided by operating activities was $1.3 million, compared to cash flow provided by operating activities of $735 thousand during the third quarter of 2009.

First Nine Months of 2010

Financial results and utilization for the nine months ended September 30, 2010:

  Total revenue increased 68.0%, to $65.0 million, compared to $38.7 million during the first nine months of 2009;
  Service revenue increased 44.4%, to $51.2 million, compared to $35.4 million during the first nine months of 2009;
  Gross profit was $23.1 million, or 35.6% of total revenue, compared to $12.0 million, or 30.9% of total revenue during the first nine months of 2009;
  Gross profit margin related to service revenue was 37.6%, compared to 33.4% during the first nine months of 2009;
  Utilization was 75.3%, compared to 65.1% during the first nine months of 2009;
  Net loss amounted to $(23.4) million, or $(1.92) per diluted share, compared to a net loss of $(2.0) million, or $(0.16) per diluted share, during the first nine months of 2009. Our 2010 year-to-date net loss was primarily the result of a non-cash charge of $21.9 million in connection with an increase to our previously established deferred tax valuation allowance and to a lesser extent $810 thousand of non-routine operating expenses associated with our acquisition of Meridian Consulting International and the second quarter discovery of employee embezzlement at Fullscope, Inc;
  Adjusted EBITDA amounted to $1.9 million, or 2.9% of total revenue and $0.16 per diluted share, compared to an adjusted EBITDA loss of $(1.5) million, or $(0.13) per diluted share, during the first nine months of 2009; and
  Cash flow used in operating activities was $(858) thousand, compared to cash flow used in operating activities of $(300) thousand during the first nine months of 2009.

Adjusted EBITDA and Adjusted EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

Business Trends; Outlook

"We are pleased with the third quarter's continuing improvement as reflected in our revenue growth and the stabilization of our overall operating performance despite our recording of a $21.9 million non-cash adjustment to our deferred tax asset on the balance sheet," stated Shirley Singleton, Edgewater's Chairman, President and Chief Executive Officer.

"There are many encouraging highlights in the current quarter. As 2010 has progressed, we have shifted our focus from cost cutting to growth. Improved business climate and sales pipeline have allowed us to resume investment in organic growth initiatives. These changes are reflected in some of our third quarter operating metrics. We have increased billable headcount, stabilized utilization rates and related gross margins and are generating positive cash flow from operations on a sequential basis. Overall our pipeline remains healthy and we continue to push utilization rates towards their historical ranges," commented Ms. Singleton.

Ms. Singleton continued, "We are especially pleased to see resurgence in our classic technology-related service offerings after completely re-tooling them through 2009. Overall service revenue is up 20.7% organically on a year-over-year quarterly basis, with classic technology-related service offerings being the biggest driver of the comparative increase."

 "As we enter the fourth quarter, Edgewater continues to see robust pipeline activity across all of our service offerings. That being said, our ability to convert existing backlog into revenue during the fourth quarter has historically been influenced by several seasonal factors, including fewer billing days, holidays and mandatory shutdowns at customer sites. With that in mind, even with the positive pipeline activity, we anticipate that service revenue in the fourth quarter of 2010 will be slightly down compared to the third quarter of 2010," concluded Ms. Singleton.

Third Quarter Conference Call Details

Edgewater has scheduled a conference call on Wednesday, November 3, at 10:00 a.m. (ET) to discuss its third quarter 2010 financial results and other matters. To listen to the call, you can participate by webcast on Edgewater's investor relations website at http://ir.edgewater.com or you can dial 877-713-9347. Investors are advised to dial into the call at least ten minutes prior to the call to register.

A replay of the call can be accessed via Edgewater's investor relations website at http://ir.edgewater.com or by dialing 800-642-1687 (domestic) and 706-645-9291 (international) (pass code 16713865) from 1:00 p.m. ET Wednesday, November 3 through 11:59 p.m. ET Wednesday, November 17.

About Edgewater

Edgewater is a consulting firm that brings a synergistic blend of specialty services to its clients in the areas of business advisory, analytics, data management and technology. We develop business strategies and technology solutions that address our clients' specific needs while providing them with an increased competitive advantage. Headquartered in Wakefield, MA, we typically go to market both vertically by industry and horizontally by product and technology specialty and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3783

Safe Harbor for Forward-Looking and Cautionary Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our 2010 outlook, future revenue and growth, cost savings and cost control efforts, customer spending outlook, general economic trends, IT service demand, future revenue and revenue mix, utilization, training and new service offerings, significant customers, backlog, competitive and strategic initiatives, growth plans, potential stock repurchases, future results, tax consequences and liquidity needs . In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "forecast," "project," "target," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "could," "expect," "intend," "plan," "focus," "build," "strategy," "maximize," "commitment," "create," "implement," "seek," "establish," "pursue," "continue," "can," or terms of similar meaning. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Enterprise Performance Management ("EPM") solutions, custom development and system integration services and/or declines in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving economic, geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies;" (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (9) failure to expand outsourcing services to generate additional revenue; (10) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (11) the failure of the marketplace to embrace specialty consulting services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business – Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2009 Annual Report on Form 10-K filed with the SEC on March 15, 2010. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We undertake no obligation to update any of the forward-looking statements after the date of this Form 10-Q to conform such statements to actual results.

Selected Financial Data:

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statement of Operations
(In Thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue:
Service revenue	$18,075	$10,852	$51,163	$35,421
Software	1,187	154	7,876	617
Process royalties	460	--	1,641	--
Reimbursable expenses	1,662	771	4,329	2,656
Total revenue	21,384	11,777	65,009	38,694

Cost of revenue:
Project and personnel costs *	11,037	6,667	31,945	23,600
Software costs	855	147	5,614	464
Reimbursable expenses	1,662	771	4,329	2,656
Total cost of revenue	13,554	7,585	41,888	26,720
Gross profit	7,830	4,192	23,121	11,974

Selling, general and administrative *	7,580	4,139	22,014	13,536
Depreciation and amortization	1,007	690	3,011	2,092
Operating loss	(757)	(637)	(1,904)	(3,654)

Interest (expense) income, net	(4)	26	15	139
Other income (expense), net	75	(34)	7	(34)
Loss before income taxes	(686)	(645)	(1,882)	(3,549)

Tax provision (benefit)	22,000	(396)	21,533	(1,568)
Net loss	$(22,686)	$(249)	$(23,415)	$(1,981)

BASIC LOSS PER SHARE:
Basic loss per share	$(1.86)	$(0.02)	$(1.92)	$(0.16)
Weighted average shares outstanding – Basic	12,217	12,063	12,166	12,072

DILUTED LOSS PER SHARE:
Diluted loss per share	$(1.86)	$(0.02)	$(1.92)	$(0.16)
Weighted average shares outstanding – Diluted	12,217	12,063	12,166	12,072

* - Amount of stock-based compensation expense included in each of the respective expense categories reported above:
Project and personnel costs	$56	$58	$188	$205
Selling, general and administrative	183	165	552	702
Total stock-based compensation	$239	$223	$740	$907

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2010	2009 (1)
Assets
Cash and marketable securities	$9,412	$12,661
Restricted cash	--	702
Accounts receivable, net	18,307	18,081
Deferred taxes, current	--	348
Prepaid expenses and other assets, current	1,308	1,639
Total current assets	29,027	33,431
Fixed assets, net	2,984	3,297
Deferred taxes, net	--	20,760
Intangible assets, net	4,503	6,302
Goodwill	12,049	9,923
Other assets	175	93
Total Assets	$48,738	$73,806

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$7,841	$11,842
Accrued payroll and related liabilities	5,463	4,051
Deferred revenue and other liabilities	2,430	2,270
Capital lease obligations, current	160	220
Total current liabilities	15,894	18,383
Other liabilities	38	107
Capital lease obligations	90	200
Total liabilities	16,022	18,690
Stockholders' Equity	32,716	55,116
Total Liabilities and Stockholders' Equity	$48,738	$73,806

Shares Outstanding	12,283	12,132

(1)  We have revised certain prior fiscal year amounts in the accompanying condensed consolidated balance sheets as a result of our 2009 adoption of Accounting Standards Codification ("ASC") Topic 805, "Business
Combinations." Our December 31, 2009 balance sheet contained certain initial fair value estimates recorded in connection with our acquisition of Fullscope, Inc. These amounts are subject to subsequent adjustment during the measurement period. Any adjustments recorded during the measurement period will require a revision to our prior year balance sheet information. The balance sheet revisions recorded by the Company during the current period had no effect on previously reported net loss or equity.

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted in the footnote below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA and Adjusted EBITDA per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing specialty IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results. Likewise, we incur transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our Adjusted EBITDA calculation excludes the effects of acquisition-related costs to facilitate an understanding of comparative period-to-period changes in our core operating results. Similarly, we incurred, and have excluded from our Adjusted EBITDA calculation, costs associated with the Fullscope Embezzlement Issue as we believe that the non-recurring nature of the costs associated with this issue makes comparison of our current and historical financial results difficult.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(In Thousands, except per share amounts)
(Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Reported GAAP net loss	$(22,686)	$(249)	$(23,415)	$(1,981)
Add: Income tax expense (benefit)	22,000	(396)	21,533	(1,568)
Add: Depreciation and amortization	1,007	690	3,011	2,092
Add: Acquisition costs	40	31	449	31
Add: Fullscope embezzlement costs	99	--	361	--
Less: Other (income) expense, net	(71)	8	(22)	(105)
Adjusted EBITDA[1]	$389	$84	$1,917	$(1,531)
Adjusted EBITDA per diluted share[1]	$0.03	$0.01	$0.16	$(0.13)

1- Adjusted EBITDA and Adjusted EBITDA Per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and
Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest income and other, net, plus taxes, depreciation and amortization, goodwill impairment charges, acquisition costs and the Fullscope
Embezzlement Issue costs. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations.
CONTACT:  Edgewater Technology, Inc.
          Timothy R. Oakes, Chief Financial Officer
          Russell Smith, Senior Vice President / Investor Relations
          (781) 246-3343
          ir@edgewater.com